EXHIBIT 10.1

Senior Housing Properties Trust
400 Centre Street
Newton, MA 02458

September 23, 2004

Five Star Quality Care, Inc.
FVE Acquisition Inc.
400 Centre Street
Newton, MA 02458
Attention: Evrett Benton, President

Dear Sirs:

Reference is made to an Agreement and Plan of Merger dated September 23, 2004 (the “Agreement”) by and among Five Star Quality Care, Inc., a Maryland corporation (“Parent”), FVE Acquisition Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”), and LTA Holdings, Inc., a Delaware corporation (“Company”). Capitalized terms used in this letter will have the meanings given to them in the Agreement, unless otherwise defined in this letter.

(1)

Senior Housing Properties Trust, a Maryland business trust (“SNH”), hereby agrees, subject only to the conditions set forth in paragraph (3) hereof, to make a loan to Sub on or prior to the Closing Date in a principal amount of between $115,000,000 and $117,000,000 to be used to fulfill Sub’s and Parent’s obligations under the Agreement to make the Closing Payments (the “Loan”). The proceeds of the Loan will be paid in immediately available funds. The Loan will be evidenced by a promissory note in the form of Exhibit A. A table setting forth the sources and uses for the transactions contemplated by the Agreement is set forth as Exhibit B.

(2)	SNH hereby represents and warrants that:

(i)	SNH is duly organized, validly existing and in good standing under the laws of SNH’s jurisdiction or organization and has all of the requisite power and authority to enter into this commitment letter;
(ii)	This commitment letter has been duly executed and delivered by SNH and constitutes a legal, valid and binding obligation of SNH, enforceable against SNH in accordance with its terms;
(iii)	No filing with, and no permit, authorization, consent or approval of SNH, any public body or any authority is necessary for execution and delivery of this commitment letter by SNH and the making of the Loan, except for such filings, permits, authorizations, consents or approvals which have been made or obtained. Neither the execution and delivery of this commitment letter by SNH nor the making of the Loan will (a) conflict with or result in any breach of any provisions of the organizational documents of SNH, (b) require any consent or other action by any Person under, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which SNH is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree or Law applicable to SNH; and
(iv)	SNH has now and at all times up to and including the Effective Time will have sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make all payments required to fund the Loan.

(3)

The obligation of SNH to fund the Loan is subject solely to the satisfaction or waiver of the conditions precedent to the obligations of Parent and Sub to consummate the Closing as set forth in Sections 8.01 and 8.03 of the Agreement.

This commitment letter will become effective upon its acceptance by Parent and Sub, as evidenced by the delivery to SNH of an executed counterpart of this commitment letter by each of Parent and Sub and will terminate when the Loan is funded or, if sooner, upon any termination of the Agreement. A copy of this commitment letter may be furnished by Parent to Company, which is an intended third party beneficiary hereof and which may enforce the provisions of this commitment letter as if it were a party hereto. Until all of the Closing Payments have been made, no provision of this commitment letter, and no provision of the Promissory Note, may be assigned, amended, modified, waived or terminated, in part or in whole, without the prior written consent of each party hereto and the Company. This commitment letter will be governed by the laws of the State of New York, without regard to its conflict of law principles.

The Declaration of Trust of SNH, a copy of which is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the name “Senior Housing Properties Trust” refers to the trustees under such Declaration of Trust collectively as trustees, but not individually or personally, and that no trustee, officer, stockholder, employee or agent of SNH shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, SNH. All persons dealing with SNH in any way shall look only to the assets of SNH for the payment of any sum or the performance of any obligation.

[SIGNATURE PAGE FOLLOWS]

Very truly yours, SENIOR HOUSING PROPERTIES TRUST By: /s/ David J. Hegarty Name: David J. Hegarty Title: President

Accepted and Agreed:

FIVE STAR QUALITY CARE, INC.

By: /s/ Evrett W. Benton
      Name: Evrett W. Benton
      Title: President

FVE ACQUISITION, INC.

By: /s/ Evrett W. Benton
      Name: Evrett W. Benton
      Title: President

EXHIBIT A

PROMISSORY NOTE

$______________	____________ __, 2004 Boston, Massachusetts

        FOR VALUE RECEIVED, FVE ACQUISITION INC., a Delaware corporation (“Maker”), by this promissory note (this “Note”), hereby promises unconditionally to pay to SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“Lender”), or order, on [the 30th day after the date of this Note] (the “Maturity Date”), unless sooner paid or payable as herein provided, the principal sum of [_______ MILLION DOLLARS ($___________)], or so much thereof as shall be advanced and remain unpaid hereunder, and to pay interest on the principal sum remaining unpaid hereunder from time to time from the date hereof until the principal shall have been paid in full.

    1.        Base Interest; Terms of Payment.

                (a) The unpaid principal balance hereof shall bear interest (“Base Interest”) from the date of this Note until paid at the Base Interest Rate (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Section 10). All such interest shall be calculated on the basis of a 360-day year consisting of twelve (12) equal 30-day months, with partial months calculated on the basis of the actual number of days elapsed.

                (b) Base Interest shall be due and payable on the Maturity Date or if sooner, on the date of prepayment pursuant to Section 4 or on acceleration.

    2.        Late Fee. If any payment required to be made to Lender hereunder shall not be paid within ten (10) days after the date the same becomes due, Maker shall, at the election of Lender, pay to Lender, in addition to all other amounts payable hereunder and not as a penalty but as the agreed cost to Lender resulting from such delay, a “late fee” equal to five percent (5%) of such overdue amount.

    3.        Default Rate. From and after the occurrence and during the continuance of an Event of Default, all amounts due and unpaid hereunder shall, to the extent permitted by law, bear interest until paid, at the Default Rate; such interest shall be calculated on the basis of a 360-day year consisting of twelve equal 30-day months, with partial months calculated on the basis of the actual number of days elapsed.

    4.        Prepayment. Contemporaneously with the sale of the Facilities to one or more subsidiaries of Lender, Maker shall prepay the unpaid principal of this Note, together with interest accrued thereon, but without payment of any prepayment fee, penalty or cost.

    5.        Imposts. Maker shall pay principal, interest and other amounts under, and in accordance with the terms of, this Note, free and clear of, and without deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes payable by Lender to the United States of America or any political subdivision thereof. In addition, Maker shall pay any federal, state or local taxes on the acquisition of this Note by Lender and any stamp or other taxes levied by any jurisdiction on the execution, delivery, registration, performance and enforcement of this Note.

    6.        Place and Manner of Payment. All payments of principal, interest and other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall be made to such account of Lender within the continental United States of America as Lender shall from time to time designate in writing not less than one (1) business day in advance, in lawful money of the United States of America, in immediately available Federal funds.

    7.        Collection of Costs. Should the indebtedness evidenced by this Note or any part thereof be collected by action at law, or in bankruptcy, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, Maker agrees to pay, upon demand by Lender, in addition to principal and interest and other sums, if any, due and payable hereon, court costs and reasonable attorneys’ fees and other reasonable collection charges, unless prohibited by law.

    8.        Events of Default. If any of the following events (each, an “Event of Default”) shall have occurred:

                (a) Maker fails to pay any principal of or interest on this Note when and as the same shall become due and payable,

whether at the Maturity Date, upon prepayment pursuant to Section 4, by acceleration or otherwise; or

                (b) Maker is generally not paying its debts as such debts become due or admits in writing that it is not able to pay its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or

                (c) a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of Maker or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against Maker without its consent or other acquiescence and such petition is not dismissed within 60 days;

then the entire unpaid principal of this Note, together with interest and other amounts, if any, due hereon, shall in the case of clause (c) or (d) above, or may at Lender’s option in the case of clause (a) above, become immediately due and payable (if not previously due and payable), without presentation, protest or notice of any kind.

    9        Waiver by Borrower. To the fullest extent permitted by applicable law, Maker hereby absolutely and irrevocably waives presentment, demand, notice, protest, and all other demands, notices and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

    10.        Definitions. For all purposes of this Note, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this section shall have the meanings assigned to them in this section and include the plural as well as the singular, (b) all references in this Note to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Note, and (d) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Note as a whole and not to any particular Section or other subdivision.

    (a)        “Base Interest Rate” shall mean eight percent (8%) per annum.

    (b)        “Default Rate” shall mean the lesser of eighteen percent (18%) per annum and the maximum rate permitted under applicable law.

    (d)        “Event of Default” shall have the meaning given such term in Section 8 of this Note.

    (e)        “Facility” the assisted living properties identified in Exhibit A attached hereto.

    (e)        “Maturity Date” shall have the meaning given such term in the first paragraph of this Note.

    11.        Rights of Lender. The rights and remedies of Lender shall be cumulative and concurrent, and may be pursued singly, successively, or together in any order against Maker, all at the sole discretion of Lender. None of the provisions hereof, and none of the rights or remedies of Lender hereunder on account of any past or future defaults, shall be deemed to have been waived by Lender’s acceptance of any past due amount or by any indulgence granted by Lender.

    12.        Notices. All notices and other communications which by any provision of this Note are required or permitted to be given shall be given in writing and shall be sent by express mail, postage prepaid, by recognized courier service or personally delivered to the receiving party. All such notices and communications shall be mailed, sent or delivered as follows:

                (a)        If to Borrower:

                (b)        If to Lender:

or to such other person(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

    13.        Relationship. Notwithstanding any provision of this Note regarding the determination and payment of amounts due and payable hereunder, it is expressly understood and agreed by Maker and Lender that the relationship between Maker on the one hand and Lender on the other hand shall be solely that of debtor to creditor and not that of joint venturers, partners, tenants in common or joint tenants.

    14.        Limitation on Interest. All agreements between Maker and Lender contained herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of this Note, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of the principal of this Note exceed the maximum permissible under applicable law, the benefit of which may be asserted by Maker as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Lender should ever receive as interest under this Note, such an excessive amount, then, ipso facto, the amount which would be excessive interest shall be first prorated, spread and allocated, to the fullest extent permitted by law, to such period and principal as will cause such amount to conform to and comply with applicable law, and the balance, if any, shall be applied to the reduction of the principal of this Note and not to the payment of interest. This provision shall control every other provision of this Note and all other agreements and instruments between Maker and Lender relative hereto.

    15.        Holder. As used herein, the term “Lender” shall mean, in addition to the initial payee hereof, each person from time to time who is an endorsee of this Note or the bearer, if this Note is at the time payable to bearer.

    16.        Governing Law. Except as to matters regarding the internal affairs of Lender and issues of or limitations on any personal liability of the shareholders and trustees of Lender for obligations of Lender, as to which the laws of the State of Maryland shall govern, this Note shall be interpreted, construed, applied and enforced in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts between residents of Massachusetts which are to be performed entirely within Massachusetts, regardless of (a) where this Note is executed or delivered; or (b) where any payment or other performance required by this Note is made or required to be made; or (c) where any breach of any provision of this Note occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than The Commonwealth of Massachusetts; or (g) any combination of the foregoing.

        To the maximum extent permitted by applicable law, any action to enforce, arising out of, or relating in any way to the provisions of this Note may be brought and prosecuted in such court or courts located in The Commonwealth of Massachusetts as is provided by law; and the parties consent to the jurisdiction of said court or courts located in The Commonwealth of Massachusetts and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

    17.        NON-LIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE “DECLARATION”), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME “SENIOR HOUSING PROPERTIES TRUST ” REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LENDER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LENDER. ALL PERSONS DEALING WITH LENDER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF LENDER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

        WITNESS the execution hereof under seal as of the date above first written.

FVE ACQUISITION INC. By:___________________________________________________ Name: Title:

EXHIBIT B

Five Star Quality Care, Inc.
Estimated Sources and Uses of Funds at Closing(1)

Sources
Loan proceeds from SNH	$116,000,000
Assumed debt and capital lease obligations (2)	92,382,384
FVE cash (3)	2,292,616

Total sources (3)	$210,675,000

Uses
Purchase of LTA Holdings, Inc. capital stock (3)	$ 67,062,322
Prepayment of debt (2)	48,555,294
Assumed debt and capital lease obligations (2)	92,382,384

Subtotal (3)	208,000,000
Estimated Parent Transaction Costs	2,675,000

Total uses (3)	$210,675,000

Notes:
(1)	Includes estimated Parent Transaction Costs (as defined in the Merger Agreement).
(2)	Estimated debt balances and capital lease obligations as of October 31, 2004.
(3)	Subject to adjustment for Net Working Capital (including Company Transaction Costs) as defined in the Merger Agreement.